UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

July 17, 2015

Date of Report (date of earliest event reported)

Fuse Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-10093	59-1224913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4770 Bryant Irvin Court, Suite 300, Fort Worth, TX 76107

(Address of principal executive offices) (Zip Code)

(817) 439-7025

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 17, 2015, Ross Eichberg, the General Counsel for Fuse Medical, Inc. (the "Company") resigned. Mr. Eichberg was not a named executive officer; however, a summary of the material terms of the General Counsel Agreement with Ross Eichberg, P.C (the "Agreement") was included in the Company's Form 10-K filed on April 15, 2015 and the Agreement was filed as Exhibit 10.5 to the Form 8-K/A filed on August 29, 2014 and is incorporated herein by reference.

In connection with Mr. Eichberg's resignation, the Company granted Mr. Eichberg 600,000 options (the "Option Shares") to purchase the Company's common stock at $0.26 per share, which is equal to 90% of the 30 day trading average of the Company's common stock prior to July 17, 2015 (the "Grant Date"). The options become exercisable one year from the Grant Date and remain exercisable for five years after the Grant Date; provided, however, that after July 17, 2016, the options shall be exercisable as follows: (i) 100,000 (1/6) of the Option Shares shall vest 13 months after the Grant Date; (ii) 200,000 (1/3) of the Option Shares shall vest 14 months after the Grant Date; (iii) 300,000 (1/2) of the Option Shares shall vest 15 months after the Grant Date; (iv) 400,000 (2/3 ) of the Option Shares shall vest 16 months after the Grant Date; (v) 500,000 (5/6) of the Option Shares shall vest 17 months after the Grant Date; and (vi) 600,000 (100%) of the Options Shares shall vest 18 months after the Grant Date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Stock Option Agreement dated July 17, 2015 by and between Ross Eichberg and Fuse Medical, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Fuse Medical, Inc. (Registrant)

Date: July 22, 2015	By:	/s/ David Hexter
	Name:	David Hexter
	Title:	Interim Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Option Agreement dated July 17, 2015 by and between Ross Eichberg and Fuse Medical, Inc.

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